Exhibit 99.1

PAVmed Provides Business Update and Reports First Quarter 2026 Financial Results

Veris Health progressed commercial expansion and advanced implantable physiological monitor development toward FDA submission

Lucid Diagnostics continued building commercial momentum and strengthened its balance sheet ahead of key upcoming reimbursement milestones

PAVmed advanced its relaunched medical device portfolio; evaluation of additional acquisition opportunities ongoing

Conference call and webcast to be held today, May 15, at 8:30 AM EST

NEW YORK, May 15, 2026 - PAVmed Inc. (NASDAQ: PAVM) (“PAVmed” or the “Company”), a diversified commercial-stage medical technology company, operating in the medical device, diagnostics, and digital health sectors, today provided a business update for the Company and its subsidiaries, Lucid Diagnostics Inc. (NASDAQ: LUCD) (“Lucid”) and Veris Health Inc. (“Veris”), and reported financial results for the first quarter ended March 31, 2026.

Conference Call and Webcast

The webcast will take place on Friday, May 15, 2026, at 8:30 AM and is accessible in the investor relations section of the Company’s website at pavmed.com. Alternatively, to access the conference call by telephone, U.S.-based callers should dial 1-800-836-8184 and international listeners should dial 1-646-357-8785. All listeners should provide the operator with the conference call name “PAVmed Business Update” to join.

Following the conclusion of the conference call, a replay will be available for 30 days on the investor relations section of the Company’s website at pavmed.com.

Business Update Highlights

“PAVmed now has a significantly simplified capital structure and strengthened balance sheet, positioning the Company to focus on execution across our core businesses and evaluate additional asset acquisition opportunities aligned with our long-term growth strategy,” said Lishan Aklog, M.D., PAVmed’s Chairman and Chief Executive Officer. “Veris continues to expand its commercial engagement with OSU-The James while progressing development of its implantable physiological monitor toward FDA submission, and Lucid continues to build commercial momentum for EsoGuard with a strengthened balance sheet pending Medicare coverage. We are also actively advancing multiple technologies within our relaunched medical device portfolio under Joseph Virgilio’s leadership, while increasingly leveraging his experience building and scaling growth-stage businesses.”

Highlights from the first quarter and recent weeks:

●	Relaunched PAVmed medical device portfolio progressed multiple device opportunities under the leadership of Joseph Virgilio, including the PortIO implantable intraosseous vascular access device and endoscopic esophageal imaging technology licensed from Duke University. In addition to overseeing development and commercialization of the current and future device portfolio, Mr. Virgilio is also assuming broader responsibilities aligned with his experience building and scaling growth-stage medtech businesses.
●	Veris continued development of its implantable physiological monitor, with presubmission and testing activities expected to begin soon in support of a planned FDA 510(k) submission.
●	Veris further advanced its strategic engagement with The Ohio State University’s James Cancer Hospital, with the commercial phase underway, expansion into additional departments in progress, and continued positive clinical and administrative feedback.
●	Lucid Diagnostics announced first quarter 2026 financial results and key business developments, including:

◌	Recognized $1.3 million in EsoGuard® Esophageal DNA Test revenue for 1Q26 and processed 3,177 EsoGuard tests.
◌	Strengthened balance sheet with underwritten public offering of common stock, netting approximately $17 million in proceeds; ended 1Q26 with $45 million in proforma cash, extending runway into 2027.
◌	Strong presence at Digestive Disease Week (DDW), which included multiple EsoGuard abstracts, extensive engagement with the gastroenterology community, and a preview of a major upcoming clinical practice guideline update recommending EsoGuard and EsoCheck® as the only non-endoscopic test with high certainty of evidence.

Financial Results:

●	For the three months ended March 31, 2026, Operating expenses were approximately $8.1 million which include stock-based compensation expenses of $0.2 million. GAAP net loss attributable to common stockholders was approximately $7.0 million, or $(4.42) per common share on a diluted basis.
●	As shown below and for the purpose of illustrating the effect of stock-based compensation and other non-cash income and expenses on the Company’s financial results, the Company’s non-GAAP adjusted loss was approximately $1.9 million or $(1.17) per common share.
●	PAVmed had cash and cash equivalents of $6.5 million as of March 31, 2026, compared to $1.5 million as of December 31, 2025.

●	The unaudited financial results for the three months ended March 31, 2026 were filed with the SEC on Form 10-Q on May 14, 2026, and are available at www.pavmed.com or www.sec.gov.

PAVmed Non-GAAP Measures

●	To supplement our financial results presented in accordance with U.S. generally accepted accounting principles (GAAP), management provides certain non-GAAP financial measures of the Company’s financial results. These non-GAAP financial measures include net loss before interest, taxes, depreciation, and amortization (EBITDA) and non-GAAP adjusted loss, which further adjusts EBITDA for stock-based compensation expense, loss on the issuance or modification of convertible securities, the periodic change in fair value of convertible securities, and loss on debt extinguishment. The foregoing non-GAAP financial measures of EBITDA and non-GAAP adjusted loss are not recognized terms under U.S. GAAP.
●	Non-GAAP financial measures are presented with the intent of providing greater transparency to the information used by us in our financial performance analysis and operational decision-making. We believe these non-GAAP financial measures provide meaningful information to assist investors, shareholders, and other readers of our financial statements in making comparisons to our historical financial results and analyzing the underlying performance of our results of operations. These non-GAAP financial measures are not intended to be, and should not be, a substitute for, considered superior to, considered separately from, or as an alternative to, the most directly comparable GAAP financial measures.
●	Non-GAAP financial measures are provided to enhance readers’ overall understanding of our current financial results and to provide further information for comparative purposes. Management believes the non-GAAP financial measures provide useful information to management and investors by isolating certain expenses, gains, and losses that may not be indicative of our core operating results and business outlook. Specifically, the non-GAAP financial measures include non-GAAP adjusted loss, and its presentation is intended to help the reader understand the effect of the loss on the issuance or modification of convertible securities, the periodic change in fair value of convertible securities, the loss on debt extinguishment and the corresponding accounting for non-cash charges on financial performance. In addition, management believes non-GAAP financial measures enhance the comparability of results against prior periods.

●	A reconciliation to the most directly comparable GAAP measure of all non-GAAP financial measures included in this press release for the three months ended March 31, 2026 and 2025 are as follows:

	For the three months ended March31,
(in thousands except per-share amounts)	2026	2025

Revenue	$22	$8
Operating expenses	8,057	5,454
Other (Income) Expense	(6,971)	(24,069)
Net (Income) Loss	1,064	(18,623)
Net income (loss) per common share, diluted	$(4.42)	$10.10
Net income (loss) attributable to common stockholders	(6,988)	17,695
Preferred Stock dividends and deemed dividends	6,928	1,273
Net income (loss) as reported	(60)	18,968
Adjustments:
Depreciation and amortization expense[1]	20	43
Interest expense, net[2]	(16)	(4)
NCI ownership share of Interest and Depreciation adjustments	(251)	—
EBITDA	(307)	19,007

Other non-cash or financing related expenses:
Stock-based compensation expense[3]	182	930
Operating expenses issued in stock[1]	1,951	50
Change in FV equity method investments	(1,878)	(21,004)
Change in FV convertible debt[2]	(3,260)	49
Loss on debt extinguishment[2]	3,422	58
Change in fair value – warrant liability	(1,831)	—
Change in fair value – rights liability	(30)	—
Non-GAAP adjusted (loss)	$(1,851)	$(910)
Non-GAAP shares outstanding, basic and diluted	1,581	463
Non-GAAP adjusted (loss) income per share, basic and diluted	$(1.17)	$(1.97)

1 Included in general and administrative expenses in the financial statements.

2 Included in other income and expenses.

3 Stock-based compensation (“SBC”) expense is included in operating expenses and is detailed as follows in the table below by category within operating expenses for the non-GAAP Net operating expenses:

	For the three months ended March 31,
(in thousands except per-share amounts)	2026	2025

Cost of revenue	$97	$36
Stock-based compensation expense[3]	—	—
Net cost of revenue	97	36

Sales and marketing	216	247
Stock-based compensation expense[3]	(5)	(45)
Net sales and marketing	211	202

General and administrative	6,356	4,384
Depreciation expense	(20)	(43)
Operating expenses issued in stock	(1,951)	(50)
Stock-based compensation expense[3]	(155)	(796)
Net general and administrative	4,230	3,495

Research and development	1,388	787
Stock-based compensation expense[3]	(22)	(89)
Net research and development	1,366	698

Total operating expenses	8,057	5,454
Depreciation and amortization expense	(20)	(43)
Operating expenses issued in stock	(1,951)	(50)
Stock-based compensation expense[3]	(182)	(930)
Net operating expenses	$5,904	$4,431

About PAVmed and its Subsidiaries

PAVmed Inc. is a diversified commercial-stage medical technology company operating in the medical device, diagnostics, and digital health sectors. Its subsidiary, Lucid Diagnostics Inc. (NASDAQ: LUCD), is a commercial-stage cancer prevention medical diagnostics company that markets the EsoGuard® Esophageal DNA Test and EsoCheck® Esophageal Cell Collection Device—the first and only commercial tools for widespread early detection of esophageal precancer to mitigate the risks of esophageal cancer deaths. Its other subsidiary, Veris Health Inc., is a digital health company focused on enhanced personalized cancer care through remote patient monitoring using implantable biologic sensors with wireless communication along with a custom suite of connected external devices. Veris is concurrently developing an implantable physiological monitor, designed to be implanted alongside a chemotherapy port, which will interface with the Veris Cancer Care Platform.

For more and for more information about PAVmed, please visit pavmed.com.

For more information about Lucid Diagnostics, please visit luciddx.com.

For more information about Veris Health, please visit verishealth.com.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are any statements that are not historical facts. Such forward-looking statements, which are based upon the current beliefs and expectations of PAVmed’s and Lucid’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, volatility in the price of PAVmed’s and Lucid’s common stock; general economic and market conditions; the uncertainties inherent in research and development, including the cost and time required to advance PAVmed’s and Lucid’s products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from PAVmed’s and Lucid’s clinical and preclinical studies; whether and when PAVmed’s and Lucid’s products are cleared by regulatory authorities; market acceptance of PAVmed’s and Lucid’s products once cleared and commercialized; PAVmed’s and Lucid’s ability to raise additional funding as needed; and other competitive developments. In addition, new risks and uncertainties may arise from time to time and are difficult to predict. For a further list and description of these and other important risks and uncertainties that may affect PAVmed’s and Lucid’s future operations, see Part I, Item 1A, “Risk Factors,” in PAVmed’s and Lucid’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the same may be updated in Part II, Item 1A, “Risk Factors” in any Quarterly Report on Form 10-Q filed by PAVmed or Lucid after its most recent Annual Report. PAVmed and Lucid disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in its expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Investor and Media Contact

Matt Riley

Vice President

PAVmed and Lucid Diagnostics

mjr@pavmed.com